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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Corporate Express, Inc. on Form S-8 (File No. 33-86574) and on Form S-4 (File No. 333-07909) of our report dated February 21, 1996 on our audit of the financial statements of Forms and Supplies, Inc. as of December 31, 1995 and for the year ended December 31, 1995.


HORNE CPA GROUP

/s/ Richard C. Turner
September 19, 1996